    As filed with the Securities and Exchange Commission on October 16, 2000
                         Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        TELECOMMUNICATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                 MARYLAND                                52-1526369
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or organization)

             275 WEST STREET
           ANNAPOLIS, MARYLAND                             21401
 (Address of principal executive offices)                (Zip Code)

              TELECOMMUNICATION SYSTEMS, INC. AMENDED AND RESTATED
                           1997 STOCK INCENTIVE PLAN
                                      AND
          TELECOMMUNICATION SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of plans)

       (Name, address and telephone
       number of agent for service)                     (Copy to:)
             MAURICE B. TOSE                     WILBERT H. SIROTA, ESQ.
  PRESIDENT AND CHIEF EXECUTIVE OFFICER           WM. DAVID CHALK, ESQ.
     TELECOMMUNICATION SYSTEMS, INC.        PIPER MARBURY RUDNICK & WOLFE LLP
             275 WEST STREET                        6225 SMITH AVENUE
        ANNAPOLIS, MARYLAND 21401             BALTIMORE, MARYLAND 21209-3600
              (410) 263-7616                          (410) 580-3000


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                     PROPOSED         PROPOSED
                                                     AMOUNT          MAXIMUM          MAXIMUM          AMOUNT OF
                                                      TO BE          OFFERING        AGGREGATE       REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED          REGISTERED       PRICE PER      OFFERING PRICE         FEE
                                                                      SHARE
--------------------------------------------------------------------------------------------------------------------
Amended and Restated 1997 Stock Incentive Plan
     Class A Common Stock, par value            3,170,053(1)(2)      $2.92(3)       $9,256,554.76     $2,443.73
     $0.01 per share                            2,420,951(1)(2)     $13.35(4)      $32,319,695.85     $8,532.40
Employee Stock Purchase Plan
     Class A Common Stock, par value              684,932(1)        $13.35(5)       $9,143,842.20     $2,413.97
     $0.01 per share
--------------------------------------------------------------------------------------------------------------------
TOTAL                                           6,275,936(1)                       $50,720,092.81    $13,390.10
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers (i) an indeterminate number of shares of Class A Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and (ii) an indeterminate number of plan participation interests to be offered or issued pursuant to the Employee Stock Purchase Plan.

(2) This Registration Statement registers 3,170,053 shares of Class A Common Stock under the Amended and Restated 1997 Stock Incentive Plan, which are subject to outstanding but unexercised options outstanding as of the filing date hereof, and 2,420,951 shares of Class A Common Stock available for future issuance pursuant to future awards under the Amended and Restated 1997 Stock Incentive Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding but unexercised options previously issued under the Amended and Restated 1997 Stock Incentive Plan.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share with respect to shares not subject to any outstanding awards under the Amended and Restated 1997 Stock Incentive Plan as of the filing date hereof is based on the average of the high and low prices of TeleCommunication Systems, Inc. Class A Common Stock reported on the Nasdaq National Market on October 12, 2000 (i.e., $13.35 per share).

(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share for shares to be offered under the Employee Stock Purchase Plan is based on the average of the high and low prices of TeleCommunication Systems, Inc. Class A Common Stock reported on the Nasdaq National Market on October 12, 2000 (i.e., $13.35). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Prospectus filed on August 8, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), (in connection with the Registrant's Registration Statement on Form S-1, as amended (File No. 333-35522));

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Class A Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which (i) indicates that all securities offered under this Registration Statement have been sold or (ii) which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Maryland General Corporation Law ("MGCL"), Article Seventh, Paragraph (5) of the Registrant's Amended and Restated Articles of Incorporation ("Registrant's Charter") provides for indemnification of directors and officers of the Registrant, as follows:

         The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Registrant's Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         As permitted by the MGCL, Article Seventh, Paragraph (6) of the Registrant's Charter provides for limitation of liability of directors and officers of the Registrant, as follows:

         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------
4.1                          Amended and Restated Articles of Incorporation (incorporated by reference to
                             Exhibit No. 3.1 to the Registration Statement on Form S-1, as amended (File
                             No. 333-35522)).

4.2                          Amended and Restated By-Laws (incorporated by reference to Exhibit No. 3.2 to the Registration Statement on Form S-1, as amended (No. 333-35522)).

4.3                          TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive
                             Plan (filed herewith).

4.4                          TeleCommunication Systems, Inc. Employee Stock Purchase Plan (filed herewith).

5.1                          Opinion of Piper Marbury Rudnick & Wolfe LLP (filed herewith).

23.1                         Consent of Counsel (contained in Exhibit 5.1).

23.2                         Consent of Independent Auditors (filed herewith).

24.1                         Power of Attorney (filed herewith).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on the 16th day of October, 2000.

                             TELECOMMUNICATION SYSTEMS, INC.



                             By:      /s/ Maurice B. Tose
                                -----------------------------------------------
                                    Maurice B. Tose
                                    Chief Executive Officer, President
                                    and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on the 16th day of October, 2000.

                            TELECOMMUNICATION SYSTEMS, INC.
                            EMPLOYEE STOCK PURCHASE PLAN



                            By:  /s/ Clyde A. Heintzelman
                               ------------------------------------------------
                                 Clyde A. Heintzelman
                                 Member of the Compensation Committee


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                                        Date
/s/ Maurice B. Tose                      Chief Executive Officer, President and Chairman             October 16, 2000
---------------------------------                          of the Board
Maurice B. Tose                                   (Principal Executive Officer)

/s/ Thomas M. Brandt, Jr.                            Chief Financial Officer                         October 16, 2000
---------------------------------                   and Senior Vice President
Thomas M. Brandt, Jr.                      (Principal Financial and Accounting Officer)


         A majority of the Board of Directors (Maurice B. Tose, Clyde A. Heintzelman, Andrew C. Barrett, Richard A. Kozak, Byron F. Marchant, and Timothy P. Bradley).

Date:     October 16, 2000        By:   /s/ Thomas M. Brandt, Jr.
                                        -------------------------
                                         Thomas M. Brandt, Jr., Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------
4.1                          Amended and Restated Articles of Incorporation (incorporated by reference to
                             Exhibit No. 3.1 to the Registration Statement on Form S-1, as amended (File
                             No. 333-35522)).

4.2                          Amended and Restated By-Laws (incorporated by reference to Exhibit No. 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-35522)).

4.3                          TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive
                             Plan (filed herewith).

4.4                          TeleCommunication Systems, Inc. Employee Stock Purchase Plan (filed herewith).

5.1                          Opinion of Piper Marbury Rudnick & Wolfe LLP (filed herewith).

23.1                         Consent of Counsel (contained in Exhibit 5.1).

23.2                         Consent of Independent Auditors (filed herewith).

24.1                         Power of Attorney (filed herewith).
